Exhibit 10.10

DATED AS OF THE 4th DAY OF November, 1994

ONTARIO NET INDUSTRIAL SINGLE LEASE

BETWEEN

SLOUGH ESTATES CANADA LIMITED

AS LANDLORD

- and -

KILIAN MANUFACTURING,
a division of INGERSOLL-RAND CANADA INC.

AS TENANT

BUILDING NO. 703

ADDRESS:      413 Horner Avenue, Etobicoke, Ontario

INDEX TO LEASE

CLAUSE

1.01	GRANT
2.01	TERM
3.01	NET RENT
Deposit
Early Occupancy
4.00	TENANT’S COVENANTS
Rent
Accord and Satisfaction
Additional Rent
Rental Insurance
Dilapidation etc
Municipal Taxes
Business Taxes
Tax on Rent
Maintenance Administration Fee
Utility Charges
Cleaning
Repairs and Maintenance
Landlord May View Repairs, etc
Landlord May Enter, etc
Leave Premises in Good Repair
Use of Premises
Insurance Risks
Contaminants
Waste, Offensive Business
Auction Sale, Nuisance
Compliance with Statutes, etc
Rules and Regulations
Alterations to Premises
Removal of Goods from Premises
Waiver of Limitation of Distress
Tenant’s Sign
No Additional Signs
No Assignment or Subletting
Showing Premises
Debris
Outside Storage
Notice of Accidents or Defects
Heavy Equipment
Indemnity of Landlord
Tenant’s Insu rance
Registration
Liens on Alternations, etc.
Tenant’s Certificates
Relocation

5.01	PROVISOS OF RE-ENTRY
Remedies of Landlord
6.00	LANDLORD’S COVENANTS
Quiet Enjoyment
Insurance
7.00	MUTUAL COVENANTS
Net Rent
Landlord May Perform Tenant’s Obligation
Default
Forfeiture
Limitation of Landlord’s Liability
Waiver
Fire, etc
Tenant’s Parking
Collection Charges
Acceptance of Premises
Lien
Overholdmg
Amounts Owing as Additional Rent
Interest on Amounts Owing
Notices
Subordination
Entire Agreement
Change of Control Tenant
Adjustments
Expropriation
Force Majeure
Covenants; Severability
Titles
Successors and Assigns
Smoking
Confidentiality
Personal
8.01	SCHEDULES

Schedule “A” - Site Plan
Schedule “B” - Fixtures
Schedule “C” - Floor Plan
Schedule “D” - Landlord’s Work
Schedule “E” - Rules and Regulations
Schedule “F” - Option to Extend

THIS LEASE made this 4th day of November, 1994

IN PURSUANT OF THE SHORT FORMS OF LEASES ACT:

BETWEEN: SLOUGH ESTATES CANADA LIMITED a company incorporated under the laws of the Province of Ontario, having its head office at the City of Toronto, in the Province of Ontario

(hereinafter called the “Landlord’)

OF THE FIRST PART,

AND: KILIAN MANUFACTURING, a division of INGERSOLL-RAND CANADA INC.

(hereinafter called the “Tenant”)

OF THE SECOND PART.

WITNESSETH:

DEMISE

1.01                           That in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases unto the Tenant all that certain parcel or tract of land and premises located in the Landlord’s Industrial Estate in the City of Etobicoke, in the Province of Ontario, shown outlined in blue in Schedule ’A” hereto, together with the building or buildings and other improvements now or hereafter erected thereon, and municipally known as 413 Horner Avenue, (hereinafter called the “Building”) and known as Building 703, consisting of approximately 30,120 square feet shown outlined in red on Schedule ”A’ hereto (subject to final measurement) and the fixtures listed in Schedule ”B” hereto (hereinafter called the “Premises”).

TERM

2.01                           TO HAVE AND TO HOLD the Premises for and during the term (hereinafter called the “Term”) of FIVE (5) years to be computed from the 1st day of November, 1994 and from thenceforth next ensuing and fully to be completed and ended on the 31st day of October, 1999.

NET RENT	3.01 (a) YIELDING AND PAYING THEREFORE yearly and every year during the Term unto the Landlord the sum of:

(i) For the period commencing November 1st, 1994 to October 31st, 1995 of the Term, the sum of THIRTY THOUSAND ONE HUNDRED and TWENTY and—00/100 Dollars ($30,120.00)

per annum of lawful money of Canada, payable in advance in equal monthly installments of TWO THOUSAND FIVE HUNDRED and TEN and—00/100 Dollars ($2,510.00) each, on the first day of each and every month. The foregoing “Net Rent” is based upon an annual rate of $1.00 per square foot times the Rentable Area of the Premises of 30,120 square feet.

(ii)                                  For the period commencing November 1st, 1995 to October 31st, 1996 of the Term, the sum of THIRTY-SEVEN THOUSAND SIX HUNDRED and FIFTY and—00/100 Dollars ($37,650.00) per annum of lawful money of Canada, payable in advance in equal monthly installments of THREE THOUSAND ONE HUNDRED and THIRTY-SEVEN and—50/100 Dollars ($3,137.50) each, on the first day of each and every month. The foregoing “Net Rent” is based upon an annual rate of $1.25 per square foot times the Rentable Area of the Premises of 30,120 square feet.

(iii)                               For the period commencing November 1st, 1996 to October 31st, 1997 of the Term, the sum of FORTY-FIVE THOUSAND ONE HUNDRED and EIGHTY and—00/100 Dollars ($45,180.00) per annum of lawful money of Canada, payable in advance in equal monthly installments of THREE THOUSAND SEVEN HUNDRED and SIXTY-FIVE and—00/100 Dollars ($3,765.00) each, on the first day of each and every month. The foregoing “Net Rent” is based upon an annual rate of $1.50 per square foot times the Rentable Area of the Premises of 30,120 square feet.

(iv)                              For the period commencing November 1st, 1997 to October 31st, 1998 of the Term, the sum of FIFTY-TWO THOUSAND SEVEN HUNDRED and TEN and—00/100 Dollars ($52,710.00) per annum of lawful money of Canada, payable in advance in equal monthly installments of FOUR THOUSAND THREE HUNDRED and NINETY-TWO and—00/100 Dollars ($4,392.50) each, on the first day of each and every month. The foregoing “Net Rent” is based upon an annual rate of $1.75 per square foot times the Rentable Area of the Premises of 30,120 square feet.

(v)                                 For the period commencing November 1st, 1998 to October 31st, 1999 of the Term, the sum of SIXTY THOUSAND TWO HUNDRED and FORTY and—00/l00 Dollars ($60,240.00) per annum of lawful money of Canada, payable in advance in equal monthly installments of FIVE THOUSAND and TWENTY and—00/100 Dollars ($5,020.00) each, on the first day of each and every month. The foregoing “Net Rent” is based upon an annual rate of $2.00 per square foot times the Rentable Area of the Premises of 30,120 square feet.

Deposit	(b) The Landlord hereby acknowledges receipt of a deposit in the amount of ELEVEN THOUSAND SIX HUNDRED and

FOUR —15/100 Dollars ($11,604.15) will be applied towards last two (2) months’ rental payment due.

Early Occupancy

(c)                                  Notwithstanding the foregoing and provided the Lease has been fully executed, the Tenant shall have joint occupancy to the Premises prior to the commencement of the Term. This access period Shall be free of Net Rent. During this period, the Tenant will be responsible for Additional Rent as outlined in this Lease and all other terms and conditions of this Lease Shall be in full force and effect.

TENANTS COVENANTS	4.00 The Tenant covenants with the Landlord as follows:

Rent

4.01                           The Landlord shall advise the Tenant each calendar year during the Term of its revised estimate of the amount of the Additional Rent payable by the Tenant for such year and shall provide the Tenant with the particulars thereof.

Accord and Satisfaction

4.02                           No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such cheque or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.

Additional Rent	4.03 to pay to the Landlord as “Additional Rent” the following: -

Insurance	(a) (i) a sum or sums of money equal to the expense incurred by the Landlord in effecting and maintaining the insurance on the Premises provided for in paragraph 6.02 hereof;

Rental Insurance

(ii) a sum or sums of money equal to the expense incurred by the Landlord in effecting and maintaining rental insurance against loss of one year’s rent due to the perils specified in paragraph 6.02 hereof; and

Dilapidation etc.

(iii) any and all amounts expended by the Landlord in fulfillment of the Tenant’s obligations under this lease pursuant to paragraph 7.02 hereof: such additional rent to be paid without any deduction whatsoever upon the receipt of a written notice of same by the Landlord and to be recovered in the same manner as rent in arrears;,

Municipal Taxes

(b)                                 in each and every year during the Term to pay when due each installment of all municipal property taxes, rates (including local improvement rates), duties and assessments now or at any time during the Term rated, charged, levied and assessed against the Premises or any part thereof and/or against any machinery, equipment or other facilities now or at any time during the Term brought in or onto the Premises or any part thereof and to pay any similar tax not now contemplated which may be levied at any time during the Term by any competent government or municipal body in lieu of property taxes. Estimated cost for the calendar year 1994 is $2.19 per square foot;

Business Taxes

(c)                                  (i) to pay all taxes, rates, duties, assessments and licence fees whatsoever whether municipal, parliamentary or otherwise now charged or hereafter charged upon or in respect of the contents of the Premises and/or upon and/or in respect of any business or other activity carried on upon and/or in connection with the Premises and/or upon the Tenant on account of the Premises or such contents, business or other activity and to pay any similar tax not now contemplated which may be levied at any time during the Term by any competent government or municipal body in lieu of such taxes, rates, duties, assessments and licence fees now charged;

Tax on Rent

(ii) If at any time during the term of this Lease or any renewals thereof a tax or excise on rents or other tax, however described, is levied by any Governmental authority against the Landlord for the minimum rent or any other monies collectable under this Lease, the Tenant covenants to pay and discharge such tax or excise on rents or other tax or levy but only to the extent of the amount thereof which is lawfully assessed or imposed upon the Landlord and which as so assessed or imposed as a direct result of the Landlord’s ownership of the Demised Premises, or of this Lease or of the rental occurring under this Lease, it being the intention of the parties hereto that all rent to be paid under this Lease, shall be paid to the Landlord absolutely net without any deduction of any nature whatsoever.

Maintenance Administration Fee

(d)                                 To pay Tenant’s proportionate share of the business taxes, if any, against the common areas of the said lands charged to the Landlord and all other taxes, assessments and charges of any kind and nature whatsoever with respect to the said lands and without limitation, the Tenant’s proportionate share of all coats and expenses (other than all such taxes, assessments, charges, costs and expenses for which Tenant is directly liable under the terms of this Lease), for the operation, management, maintenance, replacement and repair of the said lands, the buildings thereon and the ‘facilities thereon and therein, including without limitation, insurance, services, maintenance, management fee, full and/or part-time supervision (and applicable benefits and associated overhead costs), snow and ice removal, lighting, repairs, driveways, sidewalks, lawns, asphalting, grading, consulting (if required), doors, windows, electrical repairs and supplies, elevators (if applicable), refuse (if applicable), HVAC (if applicable), janitorial, landscaping, painting, plumbing, roof repairs, security and alarms, structural repairs, parking areas and all other public and/or common areas on the said lands and the Demised Premises on the said lands, all expenditure made by the Landlord in an effort to promote energy conservation, accounting costs incurred in connection with preparation of statements and opinions for Tenants, plus an administration fee of 10% of the total of all the costs and expenses hereinbefore set out. Estimated costs for the calendar year 1994 is Maintenance $0.34 per square foot, and Insurance $0.06 per square foot;

Utility Charges	(e) to pay all or its proportionate share whichever is applicable of all rates and charges for electricity, water, telephone, gas, oil, heating, and other similar utilities supplied to the Premises;

Cleaning	4.04 to keep and maintain the Premises and the windows thereof in a clean and sanitary condition, not to allow any refuse or debris to accumulate on or about the Premises;

Repairs and Maintenance

4.05                           from time to time and at all times during the term at its own cost well and sufficiently to repair, cleanse, paint, maintain, amend and keep the Premises and the fixtures therein and the walls, roofs, foundations, water service and gas connections, pipes, mains, fences, vaults, roads, sewers and drains in, on or under the Premises and the appurtenances thereof in a good and workmanlike manner and to the satisfaction of the Landlords engineers damage by the perils set forth in paragraph 6.02 hereof and inherent structural defects only excepted and in particular without limiting the generality of the foregoing.

In the last year of the Term (or, if this lease is earlier terminated, in the year of termination) thoroughly to prepare and paint, in a good and workmanlike manner and to the satisfaction of the Landlord’s engineers, all interior portions of the Building usually painted, applying at least two coats of prime quality oil or such other paint as maybe approved by the Landlord and to grain, varnish, wash, paint, caulk, whiten and colour all interior portions of the Building as were so treated at or subsequent to the commencement of the Term. The Tenant covenants and agrees, at the Tenant’s own cost and expense, at all times during the term of this Lease, to obtain and maintain an inspection and maintenance service contract or contracts in relation to the mechanical systems in the Demised Premises including, without limitation, the heating, ventilation, air conditioning, fire protection, lighting, electrical installations, plumbing, furnace, sprinkler system, and other mechanical systems including shipping doors and building hardware, as a prudent owner would obtain and maintain;

Landlord May View Repairs, etc.

4.06                           that the Landlord may enter and view the state of maintenance and repair and the Tenant will repair, according to notice in writing, damage by the perils specified in paragraph 7.02 hereof (and if applicable paragraph 7.03 hereof) and inherent structural defects only excepted;

Landlord May Enter, etc.

4.07                           to permit the Landlord, its servants and agents at all reasonable times to enter upon the Premises for the purpose of taking inventory of the Landlord’s property thereon, for the purpose of inspecting and making such repairs, extensions, alterations and improvements as the Landlord may deem necessary to the adjoining property of the Landlord and to any drains, pipes, wires, cables, apparatus and works in, through, under or over the Premises or any adjoining Premises or for the purpose of removing any article or remedying any condition which in the opinion of the Landlord would be likely to lead to the cancellation of any policy of insurance on the Premises and the Tenant shall not be entitled to compensation of any kind for any inconvenience, nuisance, loss or discomfort occasioned thereby nor shall such entry be deemed to be a re-entry by the Landlord;

Leave Premises in Good Repair	4.08 to leave the Premises in good repair, damage by the perils specified in paragraph 6.02 hereof and inherent structural defects only excepted;

Use of Premises

4.09                           not to use the Premises or any part thereof as a dwelling house, place of amusement, meeting ball, theatre or cinematograph theatre nor to use the Premises or any part thereof or permit the same to be used for any other purpose than that of operations incidental to warehouse, distribution and light manufacturing and assembly of steel products.

Nothing herein shall be so interpreted as to imply that this Lease is conditional or dependent upon the Tenant obtaining any permit or licence from any municipal, provincial or other authority;

Tenant agrees to supply the Landlord with written verification of the Tenant’s intended use in the Premises.

Insurance Risks

4.10                           not to do or permit to be done in, upon or about the Premises any act or thing which may make void or voidable, or result in the increase of the premium payable in respect of, any policy of insurance on the Building or any part thereof or adjoining or near the Premises. If the rate of such insurance shall be increased by reason of any use of the Premises or by reason of anything done or permitted to be done or committed by the Tenant or anyone permitted by the Tenant to be in, on or about the Premises the Tenant shall on demand pay to the Landlord the amount of such increase and if the insurance maintained by the Landlord pursuant to paragraph 7.02 hereof shall be cancelled by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or by. any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be in, on or about the Premises, the Landlord may, at its option, in addition to any other remedy it may have, forthwith terminate this Lease by notice in writing to the Tenant and thereupon rent (including additional rent) and any other payments for which the Tenant is liable under this Lease shall be apportioned (where necessary) and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the same;

To give written notice to Landlord and the company or companies carrying the applicable insurance on the said Lands and/or the Demised

Premises, of any vacancy, unoccupancy or cessation of operations for more than thirty (30) consecutive days on the Demised Premises or such other times as set out in any such insurance policy and of the supply of gasoline, benzene, naphtha or other material of equal or greater volatility exceeding one (1) gallon in all to the Demised Premises and of any interruption to or flaw or defect in the sprinkler system if any, on the Demised Premises.

Contaminants

4.11                           (i)                                     The Tenant shall not store, create, discharge or bring onto the Premises, the Building, the Complex or the industrial park of which the Premises form part, any contaminants as this term is defined in the Environmental Protection Act, R.S.O. 1980, Chapter 141, as amended, or any substance which is an equivalent under any succeeding legislation (a “Contaminant”) unless such Contaminant is required in the ordinary course of carrying on the Tenant’s business.

The Tenant shall at any and all times during the Term keep the Premises, the Building and the complex or industrial park of which the Premises form part free from any and all Contaminants resulting from its use and occupation of the Premises. In the event, the Tenant fails to comply with this obligation, the Tenant agrees to indemnify and save the Landlord harmless from loss, cost or expense arising out of any governmental demand, direction or request that the Landlord or the Tenant test for, monitor, clean up, remove, contain, treat, detoxify or neutralize such Contaminants and;

(ii)                                  it is hereby understood and agreed that the Landlord, in addition to any other inspection right, shall have the right, prior to the expiry of the Term hereof or earlier termination of this Lease, upon having reasonable ground for believing that the Tenant is not in compliance with this Section 4.11, to cause an independent environmental audit of the Premises and the building and the Tenant shall be responsible for the cost of such audit, and any clean up. removal, containment, treatment, detoxification or neutralization of any Contaminant as required if caused by the Tenant (provided that in the event the audit reveals no material breach or act of non-compliance by the Tenant, then the cost of the audit shall be borne solely by the Landlord), and;

(iii)                               Tenant further agrees to indemnify and save harmless the Landlord from any damage arising out of the actual, alleged or threatened discharge, disposal, release or escape of such Contaminants at or from the Premises or at or from the Building, the complex or industrial park of which the Premises form part and the surrounding lands and notwithstanding anything to the contrary herein contained this indemnity shall survive the expiry or termination of this Lease for a period of one (1) year following said expiry. Further the Landlord agrees to provide the Tenant within three (3) months of the Tenant’s occupancy an environmental audit of the Premises.

Waste, Offensive Business

4.12                           not to do or suffer any waste, disfiguration or injury to the Premises or any part thereof and not to use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, on or about the Premises;

Auction Sale, Nuisance

4.13                           not to conduct any auction sale on the Premises and not to do or permit to be done in, on or about the Premises any act or thing which shall or may be or become a nuisance, annoyance or inconvenience to the Landlord or its tenants or the occupiers of any Premises in the neighborhood of the Premises;

Compliance with Statutes, etc.

4.14                           not to do or permit to be done or omit or permit to be omitted any act, matter or thing in or respecting the Premises which by virtue of any statute, regulation, by-law or order of any duly constituted public authority should not be done or ought to be done or which shall contravene any of the provisions thereof and to indemnify and keep indemnified the Landlord against all actions, proceedings, costs, expenses, claims and demands in respect of any such act, matter or thing contravening any of the said provisions as aforesaid;

Rules and Regulations

4.15                           that the Tenant and the employees of the Tenant and all persons visiting or doing business with the Tenant on the Premises shall, while on the Premises, be bound by and observe all reasonable rules and regulations made by the Landlord of which notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated in and form part of this lease;

Alterations to Premises

4.16                           not at any time during the Term, without the prior written consent of the Landlord, to erect any new building on the Premises or make any alterations, whether structural or otherwise, or any addition to the Building or make any excavation on the Premises or interfere with or by building or otherwise cause access to any pipe, wires, cables, drains, sewers, watercourses, conduits or subways which now are or at any time hereafter may be under, in or through the Premises to be interfered with or adversely affected or carry out any development of any kind whatsoever; provided that any alterations, additions or improvements so erected or made shall on the expiration or other termination of this Lease be and remain the property of the Landlord; provided, however, that the Tenant may remove his fixtures. Further the Tenant agrees to restore the Premises to their original condition at the expiration of the Lease term, normal wear and tear excepted, at the Landlord’s option.

Removal of Goods from Premises

4.17                           not to sell, dispose of or remove any of its goods or chattels from the Premises except in the ordinary course of the Tenant’s business, whether or not there is rent in arrears and to permit the Landlord to seize and sell all such goods and chattels at any place to which they have been removed contrary to the provisions of this paragraph;

Waiver of Limitation of Distress

4.18                           the Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord’s right to distress and agrees with the Landlord that notwithstanding any such statute, none of the Tenant’s goods and chattels on the Premises at any time during the Term shall be exempt from levy by distress for rent in arrears;

Tenant’s Sign

4.19                           that the Tenant shall within three months from the date hereof erect or paint a sign on the Premises setting out the name and business of the Tenant and shall maintain the same in a state of good repair and appearance. Before erecting or painting the said sign the Tenant shall obtain the written approval of the Landlord;

No Additional Signs

4.20                           that the Tenant will not at any time during the Term erect or cause to be erected on the Premises any sign, signboard or other outdoor advertising, without first obtaining the written consent of the Landlord;

No Assignment or Subletting

4.21                           the Tenant shall not assign or sublet or allow the Premises or any part thereof to be occupied or used by any other person, firm or corporation without the prior written consent of the Landlord, which consent may not unreasonably be withheld, notwithstanding the provisions of Section 23 of The Landlord and Tenant Act;

Showing Premises

4.22                           to permit the Landlord or its agents at any time within three months next preceding the expiration or sooner determination of the Term to enter upon the Premises and to affix upon any suitable part thereof a notice for selling or reletting the same and not to remove or obscure the same and to permit all persons authorized in writing by the Landlord or its agents to view the Premises at all reasonable hours;

Debris

4.23                           that the Tenant will not at any time during the Term allow any refuse or debris to accumulate in or about the Premises and will at all times keep the Premises in a clean and wholesome condition and will observe all Municipal by-laws and regulations relating to the drains and sewers servicing the Premises;

Outside Storage	4.24 not at any time during the Term to store any material or supplies of any kind on or about any part of the Premises outside the Building without the prior written consent of the Landlord.

Notice of Accidents or Defects

4,25                           to give to the Landlord prompt written notice of any accident or other defect in the water pipes or heating apparatus telephone, electric light or other wires, but unless otherwise expressly provided there shall be no obligation on the part of the Landlord to repair or make good any such matters;

Heavy Equipment

4.26                           not to bring upon the Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight or size might damage the Premises and not at any time to overload the floors of the Premises and if any damage is caused to the Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its agents or servants or any person having business with the Tenant forthwith to repair such damage;

Indemnity of Landlord	4.27 that the Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs and claims, suits or actions arising out of:-

(i) any breach, violation or non-performance of any covenants, conditions or agreements in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

(ii) any damage to property occasioned by the use and occupation of the Premises;

(iii) any injury to any person or persons, including death, resulting at any time in, on or about the Premises, and/or on the roads or sidewalks adjacent thereto;

Tenants Insurance	4.28 At its expense to maintain in force during the Term and any renewal thereof:

(i)                                     comprehensive general liability insurance against claims for personal injury, death or property damage arising out of all operations of the Tenant including Tenant’s legal liability, products and completed operations and contractual liability with respect to the business carried on in and from the Premises and the Building by the Tenant or any of its employees, servants, agents, contractors, or persons for whom the Tenant is at law responsible, in amounts required by the Landlord and any mortgagee but in no event less than TWO MILLION DOLLARS per occurrence;

(ii)                                  all risks direct damage insurance including flood and earthquake, covering all chattels, stock-in-trade and fixtures and all leasehold improvements, installations, additions and partitions made by the Tenant or by the Landlord at the Tenant’s expense, in an amount equal to the full replacement value thereof;

(iii)                               Business interruption insurance on all risks including flood and earthquake in such amount necessary to fully compensate the Tenant from interference with or prevention of access to the Premises or the Building; and

(iv) such other forms of insurance as may be reasonably required by the Landlord and any mortgagee from time to time.

All such insurance shall be with insurers licensed to do business in the Province of Ontario with the Landlord as an additional named insured and containing a cross liability clause and a severability of interest clause.

Evidence of insurance and renewals thereof shall be delivered to the Landlord prior to the Commencement Date of the Term. All policies covering the property or business interruption shall also contain a waiver of subrogation and all policies shall contain a provision prohibiting the insurer from snaking alterations that reduce or restrict coverage or cancelling the coverage without first giving the Landlord thirty (30) days’ prior written notice thereof by registered mall. If the Tenant falls to take out and maintain in force such insurance, the Landlord may do so and pay the premiums and the Tenant shall pay the Landlord the amount of such premiums forthwith upon demand. All insurance proceeds on leasehold improvements shall be payable to the Landlord, If both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the Landlord’s claim and the balance, if any, to the settlement of the Tenant’s claim.

It is agreed and understood that if any glass is damaged, the Tenant will replace same at his own cost with the same type, quality and thickness.

Registration	4.29 the Tenant agreed with the Landlord not to register this Lease or any notice thereof.

Liens on Alterations, etc.

4.30                           the Tenant shall duly pay for all labour performed, material or equipment furnished in, about or with reference to any buildings erections, repairs, alterations, installations or improvements which may be made or done from time to time in or upon the Premises and every part thereof at all times free and clear of all liens in respect thereof;

Tenant’s Certificates

4.31                           The Tenant agrees that it will at any time and from time to time upon not less than ten (10) days prior notice execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by installment or otherwise and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice.

Relocation

4.32                           The Tenant agrees that notwithstanding anything herein contained the Landlord shall have the right at any time and from time to time to change the location of the Premises as set forth in Article 1 hereof and Schedule ”A” attached hereto comparable Premises in the Building, and upon such change being made the new Premises shall be deemed to be the Premises for all purposes under this Lease. If the Landlord exercises its right to relocate the Tenant hereunder, after the date upon which the Landlord gives notice to the Tenant that the Leased Premises are ready for installation of the Tenant’s improvements the Landlord shall pay the reasonable relocation expenses incurred by the Tenant in moving from the original Premises to the relocated Premises.

PROVISOS OF RE-ENTRY	5.01 (a) Provision for re-entry by the Landlord on non-payment of rent or non-performance of covenants, positive or negative.

Remedies of Landlord

(b)                                 If the Tenant shall fall to make any payment or payments of rent or any part thereof or fail to pay Landlord any sum or sums which are to be paid under this Lease to the Landlord or otherwise and such default shall continue for fifteen (15) days or if the Tenant shall fail to perform any other covenants, conditions or agreements contained herein and shall allow such default to continue for fifteen (15) days after written notice thereof then (i) the term hereby granted may, at the option of the Landlord expressed in writing, be terminated subject to any other rights or remedies available to the Landlord and the term and estate hereby vested in the Tenant and any and all other rights of the Tenant hereunder shall thereupon immediately cease and expire as full and with like effect as if the entire term herein provided for had elapsed and rent and any other payment for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination together with reasonable expenses of the Landlord, including, but not restricted to, legal costs, solicitors’ fees and brokerage and expenses of keeping the Premises in good order and of preparing the Premises for reletting, and the Tenant shall immediately deliver up possession of the Premises to the Landlord and (ii) the Landlord, in addition to all other rights which it may have under this Lease or otherwise, shall have the right to enter the Premises as the agent of the Tenant without being liable for any prosecution therefore and to relet the Premises as the agent of the Tenant for whatever term and under whatever conditions the Landlord may seem advisable and to receive the rent therefore and as agent of the Tenant to take possession of any chattels, furniture or other property on the Premises and to lease the same or sell the same at public or private sale with or without notice and to apply the proceeds of such lease or sale and any rent derived from reletting the Premises on account of the rent or other charges under this Lease.

LANDLORD’S COVENANTS	6.00 The Landlord covenants with the Tenant as follows: -

Quiet Enjoyment	6.01 for quiet enjoyment;

Insurance

6.02                           the Landlord covenants to insure the Building (not including the Tenant’s leasehold improvements, fixtures, equipment or contents) against fire and extended perils, and to carry public liability and property damage insurance, with such coverages and in such amounts usually carried by prudent owners of similar buildings, and as required by the~ Landlord’s mortgagees, the cost of which shall be included in Additional Rent.

MUTUAL COVENANTS	7.00 It is hereby mutually agreed between the Landlord and the Tenant as follows: -

Net Rent

7.01                           it is the intention of this lease that the rental hereby reserved shall be net to the Landlord and clear of all taxes (except the Landlord’s income taxes), costs and charges arising from or relating to the Premises and that the Tenant shall pay all charges, impositions, expenses of every nature and kind relating to the Premises and the Tenant covenants with the Landlord accordingly.

Landlord May Perform Tenant’s Obligation

7.02                           if the Tenant shall fail to perform or cause to be performed eachand every one of the covenants and obligations of the Tenant in this Lease contained, the Landlord shall have the right (but shall not be obligated) to perform or cause the same to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the generality of the foregoing, the right to make repairs, installations, and expend money) and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith upon demand and shall be recoverable in the same manner as rent in arrears;

Default

7.03                           if the Tenant shall be in default of any of its covenants and obligations hereunder other than its covenant to pay rent or amounts collectible hereunder as rent reserved and in arrears the Landlord may give notice to the Tenant upon such default coming to the attention of the Landlord and in such notice the Landlord shall with reasonable particularity state the nature of the default and require the same to be remedied and the Tenant shall have thirty (30) days (or such longer period as may be reasonably necessary bearing in mind the nature of the default) from the receipt of such notice within which to remedy such default. If after the expiration of the times above limited the Tenant remains in default the Landlord may thereupon at its option either by itself or its lawfully authorized agent enter and re-enter into and upon the Premises or any part thereof in the name of the whole and have again, repossess and enjoy its former estate free and clear of all claims of the Tenant.

Forfeiture

7.04                           provided that during the Term any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or, if the Tenant is a corporation, any proceeding shall be taken or order shall be made for the winding-up of the Tenant, or for the surrender or cancellation of, or the forfeiture of the charter of the Tenant, or if a writ of execution shall issue against the goods or chattels of the Tenant, or if the Tenant shall execute any chattel mortgage or bill of sale of any of its goods or chattels otherwise than in the ordinary course of business, or if the Tenant shall make an assignment for the benefit of creditors, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors or shall abandon or attempt to abandon the Premises, or to sell or dispose of its goods and chattels so that there would not in the event of such sale or disposal be in the opinion of the Landlord a sufficient distress on the Premises, or if the Premises shall without the consent in writing of the Landlord become and remain vacant or be not used for a period of thirty (30) days or be used by any persons other than such as are entitled to use them under the terms of this Lease or for any purpose other than that for which the same are hereby demised then, and in every such case, the then current month’s rent, together with the rent for the three months next ensuing and taxes for the then current year (to be reckoned at the rate for the next preceding year in case the rate shall not have been fixed for the then current year), shall immediately become due and payable and the Term shall, at the option of the Landlord, forthwith become forfeited and determined and in every of the above cases, such taxes shall be recoverable by the Landlord in the same way as rent in arrears;

Landlords Liability

7.05                           the Landlord shall not be liable nor responsible in any way for any personal or consequential damages of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, invitee, or licensee of the Tenant or any other person who may be upon the Premises and, save as to damage caused by the negligence of the Landlord, its employees, servants, or agents, the Landlord shall not be responsible in anyway for any injury to any person or for any loss of or damage to any property belonging to the Tenant, or to employees, invitees, or licensees of the Tenant while such person or property is in, on or about the Premises, including (without limiting the generality of the foregoing) any loss of or damage to any such property caused by theft or breakage or steam, water, rain or snow which may leak into, issue or flow from any part of the Premises or any adjacent or neighbouring land or Premises or from the water, steam, or drainage pipes or plumbing works of the same or from any other place or from any damage caused by or attributable to the condition or arrangement of any electric or other wiring nor for any damage caused by anything done or omitted to be done by any other tenant of the Landlord. The Tenant covenants to save harmless and indemnify the Landlord from and against all liability, loss, costs, claims or demands made against it in respect of any injuries or damage referred to in this paragraph except such as may arise out of the negligence of the Landlord, its employees, agents or servants;

Waiver

7.06                           any waiver by the Landlord of the breach of any covenant, condition, or proviso herein shall not be taken to be a waiver of the breach of any other covenant, condition or proviso herein nor a continuing waiver of the same breach of the same covenant, condition or proviso or of the subsequent compliance with the said covenants, conditions or provisos and all of the rights and remedies of the Landlord shall be deemed to be cumulative and not alternative;

Fire, etc.

7.07                           if and whenever during the Term the Building shall be destroyed or damaged by fire, lightning or tempest, or any of the perils for which the Landlord and the Tenant are insured, then and in every such event:

(i)                                     if the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or are unsafe to use and occupy and if in either event the damage, in the opinion of the Landlord, to be given to the Tenant within ten (10) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then either the Landlord or the Tenant may within five (5) days next succeeding the giving of the Landlord’s opinion as aforesaid terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the Term shall cease and be at an end as of the date of such damage or destruction and the rent (including additional rent) and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such damage or destruction. In the event that neither the Landlord nor the Tenant terminates this Lease as aforesaid, then the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Premises, and the Landlord shall repair the damage with all reasonable speed;

(ii)                                  if the damage be such that the Premises are wholly unfit for occupancy, or are unsafe to use or occupy but if in either event the damage, in the opinion of the Landlord, to be given to the Tenant within ten (10) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage then the rent hereby reserved shall abate from the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Premises and the Landlord shall repair the damage with all reasonable speed;

Tenant’s Parking

7.08                           the Tenant and the employees of the Tenant shall park their automobiles or trucks only in areas designated by the Landlord as parking areas and further, the Landlord and person authorized by the Landlord shall have the right without unduly interfering with the Tenant’s business to relocate or alter parking areas, driveways and access ramps from time to time as the Landlord may desire including the reduction, increase or change of the size and location thereof provided always that access to and from the Premises are at all times available;

Collection Charges

7.09                           in the event it shall be necessary to distrain or commence an action for the collection of rent herein reserved or any portion thereof, or any other amount payable by the Tenant under this Lease or if it shall be necessary to collect the same upon the demand of a solicitor or in the event that it becomes necessary for the Landlord to prepare and serve a notice requiring the Tenant to remedy a breach of any of the covenants herein, the Tenant shall pay to the Landlord on demand all costs, charges and expenses (including solicitor’s and counsel fees) incurred by the Landlord incidental thereto or in connection therewith and such costs, charges and expenses shall be recoverable in the same way as rent in arrears;

Acceptance of Premises

7.10                           the Tenant has leased the Premises after examining the site and the Building or the plans and specifications relating to the same and unless the Tenant furnishes the Landlord with a notice in writing specifying any defect in the construction of the Premises or otherwise within ten (10) days after taking possession thereof, such taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Premises were in good order and satisfactory condition;

Lien

7.11                           As security for the due payment by the Tenant of the Rent reserved hereunder and the performance by the Tenant of all covenants, agreements, provisoes and conditions of the Tenant to be performed hereunder, including but not limited to any work conducted by the Landlord the cost of which is amortized or repayable by the Tenant, pursuant to the terms hereof, the Tenant hereby grants to the Landlord a first lien and charge on all goods, chattels, trade fixtures, furniture, equipment and inventory of the Tenant situate on, in or about the Leased Premises or elsewhere. Such lien and charge shall constitute a security agreement within the meaning of The Personal Property Security Act (Ontario) and on default of the Tenant hereunder the Landlord shall have, in addition to any other rights and remedies it may be entitled to under this Lease or otherwise, all the rights and remedies of a secured party under The Personal Property Security Act.

Overholding

7.12                           if, at the expiration or other termination of this lease, the Tenant shall remain in possession of the Premises, with or without the consent of the Landlord and without any further written agreement, a tenancy from year to year shall not be created by implication of law, but the Tenant shall be deemed to be a monthly tenant only, at a monthly rental equal to one and one-quarter (1.25) times the rent payable in respect of the last month prior to the expiration of the Term, payable in advance on the first day of each month and subject in all other respects to the terms of this lease.

Amounts Owing as Additional Rent

7.13                           all amounts owed by the Tenant to the Landlord hereunder, other than rent, shall be deemed to be additional rent and shall, unless otherwise provided herein, be paid within fifteen (15) days from the date of demand by the Landlord;

Interest on Amounts Owing

7.14                           all amounts owed by the Tenant to the Landlord hereunder, including rent, shall bear interest from the date due until the date paid at the rate equivalent to two per cent (2%) above the prime rate of interest in effect on the date of payment at The Royal Bank of Canada, Toronto or at the maximum legal rate of interest, whichever is lower.

Notices

7.15                           All notices or other documents required or which may be given under this Lease shall be in writing, duly signed by the party giving such notice and delivered or transmitted by registered or certified mail, telegram, facsimile, or telex addressed to the Landlord at 40 King Street West, Suite 4803, P.O. Box 303, Toronto, Ontario, M5H 3Y2, facsimile (416) 360-7082;

(i) and to the Tenant at the Demised Premises;

(ii)                                  or to any solicitor or firm of solicitors for the time being acting for the Landlord or the Tenant. Any notice or document so given shall be deemed to have been received on the fourth business day following the date of mailing, if sent by mail, but shall be deemed to have been received on the same day if transmitted by facsimile and on the next business day if transmitted by telex or telegram. In the event of interruption of the postal system by labour strife, such notice shall be sent by telex, facsimile or telegram or delivered. Any party may from time to time by notice given as provided above change its address for the service;

Subordination

7.16                           this Lease is subject and subordinate to all ground and underlying leases and to any charges on or charges from time to time created by the Landlord by mortgage or charge on the Premises or the Building and the Tenant shall from time to time as requested by the Landlord execute all documents and give such further assurances as maybe reasonably required to postpone its rights and privileges to the holder of any such leases charges or mortgages;

Entire Agreement

7.17                           the Tenant acknowledges that there are no covenants representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

Change of Control Tenant

7.18                           if the Tenant is a corporation and, if, by sale or other dispositions, the control thereof changes at any time during the Term, then, at the option of the Landlord, this lease may be cancelled by the Landlord upon giving sixty (60) days’ prior written notice to the Tenant of its intention to do so.

Adjustments

7.19                           upon the termination of this Lease by effluxion of time, or the sooner determination of this Lease, other than sooner determination resulting from any of the matters referred to in paragraph 7.04 hereof, the Landlord shall pay to the Tenant the value of any unexpired insurance upon the Building and other improvements on the Premises and the parties shall pro rata adjust, apportion and allow between themselves all items of taxes, water rates and other matters of a similar nature to the intent and purpose that the Tenant shall bear the burden thereof until it shall deliver up possession of the Premises on the termination of the lease or at the expiry of any holding over but not afterwards.

Exproportion

7.20                           if the Premises or any part thereof shall be expropriated for a public or quasi public purpose the Landlord shall be entitled, at its option, forthwith to terminate this Lease by giving notice in writing to the Tenant and thereupon rent and all other payments payable by the Tenant hereunder shall be apportioned and paid to the date of termination and the Tenant shall surrender and yield up possession of the Premises to the Landlord and the Landlord shall solely be entitled to any award payable on any such expropriation free of any apportionment in favour of the Tenant;

Force Majeure

7.21                           wherever in this Lease it is provided that anything be done or performed within a specified period such provisions are subject to strikes, lockouts, availability of materials, government rules, regulations or order or any other conditions (other than financial conditions) beyond the reasonable control of the Landlord or the Tenant, as the case may be, and where any such conditions arise the period of time for the Landlord or Tenant to comply with the specific obligation hereunder shall be extended to the extent of the period of delay caused by any of the foregoing events;

Covenants: Severability

7.22                           the Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as \covenants and agreements as though the words importing such covenants and agreement were used in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate or severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included;

Titles

7.23                           the titles of articles and the captions of sections appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions thereof;

Successors and Assigns

7.24                           this indenture and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided in paragraph 4.21 hereof to any assignment or sublease and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such  party, and where there is more than one tenant or there is a female party or a corporation the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Smoking

7.25                           Smoking is prohibited in the common areas of the building, Premises and the Landlord’s business park. Smoking includes the carrying of a lighted cigar, cigarette, pipe or other lighted smoking equipment. Tenant’s shall ensure their employees, servants, contractors, invitees and licensees abide by this rule at all times.

Confidentiality

7.26                           The Tenant agrees that the contents of this Lease are to be kept confidential and that it will not disclose the terms hereof to any other parties. The financial terms of the Lease shall not be revealed by the Tenant.

Personal

7.27                           It is understood and agreed that any, and all inducements, Landlord’s Work, Options, or rights contained or referred to herein are personal to KILIAN MANUFACTURING, a division of INGERSOLL-RAND CANADA INC. (the ‘Tenant’) and are non-assignable, and not transferrable to any assignee or sub-lessee without the prior written approval of the Landlord.

SCHEDULES	8.01 Schedule ”A”, “B”, “C”, “D”,”E” and “F”(attached hereto) form part of this Lease.

IN WITNESS WHEREOF the parties hereto have executed this Lease on the date first above written.

KILIAN MANUFACTURING, a division of
INGERSOLL-RAND CANADA, INC.

By:
Name:	C.H. Engeland
Title:	Secretary – Ingersoll-Rand Canada, Inc.

And:
Name:	J.D. Heal
Title:	V.P. – Sales & Marketing – Construction & Mining Group
We have authority to bind the corporation.

SLOUGH ESTATES CANADA LIMITED

By:
Name:
Title:

And:
Name:
Title:
We have authority to bind the corporation.

SCHEDULE “A”

SITE PLAN

SCHEDULE “B”

FIXTURES

A complete list of Landlord’s Fixtures located on or in the Premises will be taken on occupancy and forwarded to Tenant for verification and approval and one agreed upon and initialized by both parties will be attached as Schedule ”B” to this Lease.

SCHEDULE “C”

FLOOR PLAN

To follow for Tenant’s approval.

SCHEDULE “D”

LANDLORD’S WORK

The Landlord agrees to commence the following Landlord’s Work once this Lease has been fully executed. The items listed below or any new construction that is included under the Landlord’s Work shall be constructed in accordance with the Landlord’s Building Standard Finishes. Such work to be completed on or before occupancy.

1.                                       Ensure that all the Building’s mechanical systems including but not limited to heating, air conditioning, hydro, electrical, sprinkler, plumbing, lighting, shipping doors, truck levellers, and security systems (if owned by the Landlord) are in good repair and free of defects.

2,                                       Ensure that the roof is in good repair and free of defects.

3.                                       Steam clean the office area carpet.

4.                                       Paint office area walls in a colour to be chosen by the Tenant.

5.                                       Ensure Building is broomswept clean and free of all debris.

6                                          The Landlord to tile the supervisors office and women’s enlarged warehouse washroom.

7.                                       The Landlord to enlarge and add three (3) additional sinks, and one (1) toilet to the women’s warehouse washroom.

8.                                       The Landlord to connect the enlarged women’s warehouse washroom to the newly created women’s locker room;.

9.                                       The Landlord to block up the two (2) windows in the women’s locker room and relocate the said two (2) windows to the to the supervisors office;

10.                                 The Landlord to erect a drywall partition in P.O. #1 to create a new P.O. # 1 and P.O. # 2.

11.                                 The Landlord to install a new entrance with door into the main electrical room from the warehouse area;

12                                    CONDITION ON COMMENCEMENT OF LANDLORD’S WORK

The Tenant acknowledges that the Landlord will not commence the above noted work until the Lease has been fully executed.

13.                                 DELAY OF LANDLORD’S WORK BY TENANT

Should the Landlord’s Work be delayed due to any delays caused by the Tenant then the Lease and the Rent Free Period shall commence and be in full force and effect upon the dates as set out in the Proposal and Lease Agreement.

14.                                 UNAVOIDABLE DELAY OF LANDLORD’S WORK

For the purpose of this Lease ‘Unavoidable Delay” shall be defined as a delay caused by fire, strike or other casualty or contingency beyond the reasonable control of the Landlord who is by reason thereof, delayed in the performance of its obligations under the lease in circumstances where it is not within the reasonable control of such party to avoid such delay (but does not include lack of funds or other financial causes of delay), the Landlord shall use all reasonable efforts to subsequently complete the work as set out herein by the commencement date of the Lease. If the Landlord is unavoidably delayed then the date to complete the work shall be automatically extended by the length of such delay and the commencement date and the Rent Free Period as set out in the Proposal and the Lease Agreement shall also be extended accordingly.

15.                                 EXTRA COSTS RE USE

It is agreed and understood that any additional construction costs incurred to meet municipal regulations and building codes due to the Tenant’s specific use and occupancy shall be at the Tenant’s expense.

16.                                 CONSTRUCTION COST

The Tenant agrees to contribute towards the cost of the Landlord’s Work by way of payment in the amount of TWO THOUSAND and 00/100 Dollars ($2,000.00) payable upon completion and receipt of invoice.

CWO 727- KILIAN MANUFACTURING a division of -
INGERSOLL-RAND OF CANADA INC.
Building 703

SCHEDULE “E”

RULES AND REGULATIONS

The Tenant covenants and agrees that the Rules and Regulations shall in all respect be observed and performed by the Tenant, its employees and agents and to the extent the Tenant can require the same, by its invitees and others over whom the Landlord shall have available to it, all remedies provided in this Lease and all other legal remedies available at law or in equity upon a breach of the Rules and Regulations by the Tenant.  The Landlord may terminate this Lease forthwith upon such breach if, after Notice of such breach, the Tenant fails to remedy or commence to remedy such breach within ten (10) days or fails to diligently continue to rectify such breach. The Tenant acknowledges that the Landlord has no obligation and there shall be no liability upon the Landlord for non-enforcement of the Rules and Regulations. The Rules and Regulations shall include, without limitation, the following:

(1)                                  Animals or Birds:

No animals or birds shall be kept in the Leased Premises.

(2)                                  Care of Interior and Exterior (if applicable) of Leased Premises:

The Tenant shall keep the Interior and Exterior (if applicable) of the Leased Premises clean, orderly and tidy.  The Tenant shall keep perishable items properly refrigerated. The Tenant shall deposit all debris, trash and refuse in areas, at. times and in such a manner as the Landlord shall reasonably delegate.

(3)                                  No one shall use the Premises for sleeping quarters.

(4)                                  The Tenant shall observe strict care not to allow windows admitting light into the Premises to be left opened or remain open so as to admit rain or snow, or so as to interfere with the heating of the Premises or the air conditioning of the Premises or of the Building.  The Tenant will be responsible for any injury caused to the property of other Tenants or to the property of the Landlord by failure on the part of the Tenant to observe this rule.

(5)                                  Furniture, effects and supplies shall not be taken into or removed from the Premises except at such time or in the normal course of business and in such manner as may be previously approved by the Landlord.

(6)                                  The Landlord shall have the right to require all persons entering and leaving the Building at hours other than normal business hours, which are defined as between 8.00 am and 6.00 pm, Monday through Friday, to identify themselves to a watchman or security guard (where applicable).

(7)                                  Electrical and Communications Wiring:

The Landlord shall direct the location and manner of installation of all wiring and equipment in the Leased Premises. There shall be no boring, cutting or installation of telephone, telegraphic, electric or other wiring without the written consent of the Landlord.

(8)                                  Loading, Unloading, Delivery (if applicable):

Deliveries, shipments and all loading and unloading of items to and from the Premises by means of such doorways, corridors and in such manner as the Landlord shall reasonably designate.

(9)                                  Use of Elevator (if applicable):

Elevators shall not be used without the prior approval of the Landlord for the movement of furniture, freight, supplies or equipment and shall be left in clean condition following use.

(10)                            Obstruction of Plumbing and Washroom Facilities and Common Areas

The Tenant agrees that it will not use or permit its employees, agents or invitees to use the plumbing or washroom facilities of the Leased Premises or common areas for any purpose other than that for which they are constructed.

(11)                            Overloading of floors (if applicable):

The Tenant shall not permit any floor of the Leased Premises to be loaded to more than (250) pounds per square foot live load. All safes and other heavy objects liable to injure or destroy any part of the Leased premises or the Park development shall be moved at such times, by such means and by such persons as the Landlord shall reasonably direct. Upon the termination of this lease and the Tenant shall forthwith inform the Landlord in writing of the combination of all locks, safes and vaults in or on the Leased Premises.

(12)                            Restriction on Dangerous Materials:

The Tenant shall not keep, use, sell or offer for sale in the Leased Premises, anything of a dangerous, inflammable or explosive nature.

(13)                            Signs, Advertising and Displays:

The Tenant shall not, in or about the Leased Premises without the written consent of the Landlord, erect exterior signs, install window or door signs, affix window or door lettering, erect awnings or canopies or display advertising media or devices which may be seen or heard outside the Leased Premises. The Tenant shall remove forthwith all signs, lettering, awnings, canopies and displays which are found by the Landlord to be objectionable. The Tenant shall indemnify and save harmless the Landlord from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance or removal of any sign or other installation erected or installed on or about the exterior of the Leased Premises. The Tenant shall at its own expense, maintain in good condition and repair all such signs, lettering, awnings, canopies and displays, and shall observe and comply with all requirements of any competent authority regarding the erection and maintenance of signs including the payment of license or other fees.

(14)                            Use of Entrances, etc.:

The sidewalks, entrances, lobbies, elevators, stairways and corridors of the Premises, Building or Park Development shall not be obstructed by the Tenant or used by it for any other, purpose than for ingress and egress to and from. the Leased Premises and the Tenant shall not place or allow to be placed in any such areas any waste paper, dust, garbage, refuse or anything whatever that shall tend to make such areas appear clean or untidy.

(15)                            Refuse/Garbage:

All garbage disposal containers used by the Tenant must be covered, locked and maintained by the Tenant at the Tenant’s expense in such a manner as not to cause refuse or litter of any nature within the vicinity of the container or which will cause discomfort or damage to neighbouring tenants. The container must be emptied daily by the Tenant at his own expense (where applicable).  Should the Tenant not observe the aforesaid provision then the Landlord will have the right to remedy and clean up will all costs to be charged to the Tenant.  The Landlord and any person authorized by the Landlord shall have the right without unduly interfering with the Tenant’s business to relocate garbage disposal containers within the lands owned or managed by the Landlord.

The Tenant shall comply, at its own expense with all federal, provincial and municipal, fire, sanitary and safety laws and regulations and by-laws pertaining to the use of the Demised Premises and surrounding area.

(16)                            Odours

The Tenant shall not permit or allow odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord’s opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building by the Landlord or any occupants thereof or their invitees.

(17)                            Pest Control:

The Tenant shall, at its own expense and at such reasonable intervals as the Landlord may require, use such pest extermination contractors for the Leased Premises as the Landlord may direct. If the Tenant fails to exercise such pest control measures as so directed by the Landlord, the Landlord shall have the right, at its option, to exercise such pest control measures for the Leased Premises, and one hundred and fifteen percent of the cost thereof shall be payable forthwith by the Tenant upon demand by the Landlord.

SCHEDULE “F”

OPTION TO EXTEND

Provided that; the Tenant has duly and regularly paid all net rent, additional rent and any other sums required to be paid pursuant to the Lease and within the times and the manner set out in the Lease; and the Tenant has duly and regularly observed and performed each and every one of the terms, covenants and conditions contained in the Lease on its part to be observed and performed and within the times and in the manner set out in the Lease; and the Tenant has given written notice to the Landlord at least six (6) months and no earlier than twelve (12) months prior to the expiration of the initial Term that it is to exercising the within Option to Extend; and so long as the Tenant is KILIAN MANUFACTURING, a division of INGERSOLL-RAND CANADA INC. and is in itself in possession of and conducting its business in the whole of the Premises in accordance with the terms of the Lease; then the Landlord will grant the Tenant the right to extend the Term of the Lease for the Premises on an ‘as is’ basis for a further period of Five (5) years (the “Extended Term”) commencing upon the expiration of the initial Term on such terms and conditions as are contained in the Lease, save and except for:

(a)                                                          the Tenant shall not be entitled to the benefit of or to receive any leasehold improvement allowance or any payments by the Landlord to the Tenant as set out in the Original Lease;

(b)                                                         the Net Rent for the Extended Term will be based on the Landlord’s prevailing rental rates for similar space in a similar area at the time of exercise by the Tenant of the within option to extend, but in no event shall such Net Rent be less than the Tenant’s Net Rent for the initial Term;

(c)                                                          there shall be no further right of extension.

If the Tenant fails to give the appropriate notice within the time limit set out herein for extending the Term, then this Extension Option shall be null and void and of no further force or effect.

If the Tenant gives such appropriate notice within the time limit set out herein for extending the Term, it shall forthwith execute all documentation submitted by the Landlord prior to the commencement of the Extension period.

EXTENSION AGREEMENT

THIS AGREEMENT made as of the 22nd day of June, 1999.

B E T W E E N

JER QUEENSWAY, U.L.C.

c/o 201 Consumers Road, Suite 106

North York, Ontario

M2J 4G8

(hereinafter referred to as the “Landlord”)

OF THE FIRST PART

- and -

KILIAN MANUFACTURING,

a division of INGERSOLL-RAND CANADA INC.

413 Horner Avenue

Etobicoke, Ontario

M8W 4W3

(hereinafter referred to as the “Tenant”)

OF THE SECOND PART

WHEREAS by a Lease dated the 4th day of November, 1994, Slough Estates Canada Limited, as previous landlord did demise and lease unto the Tenant the lands and premises therein described and known municipally as 413 Horner Avenue, Building 703, Etobicoke, Ontario (the “Premises”) for a term of five (5) years commencing on the 1st day of November, 1994 (hereinafter called the “Original Lease”);

AND WHEREAS the Original Lease was assumed by the Landlord upon receiving title to the Premises on or about the 14th day of August, 1997;

AND WHEREAS by extension letter dated the 1st day of June, 1999 and accepted by the Tenant on the 1st day of June, 1999, the Landlord and the Tenant agreed to further extend and renew the term of the Original Lease until the 31st day of October, 2004;

NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.                                       The Landlord hereby demises and extends the Term of the Original Lease unto to the Tenant for the lands and premises described in the Original Lease for a further five (5) year term commencing on the 1st day of November, 1999.

2.                                       For the period commencing November 1, 1999 to October 31, 2000, annual basic rent in the amount of ONE HUNDRED AND FIVE THOUSAND, FOUR HUNDRED AN]) TWENTY DOLLARS ($105,420.00) of lawful money of Canada payable in advance in equal monthly installments of EIGHT THOUSAND, SEVEN HUNDRED AND EIGHTY-FIVE DOLLARS ($8,785.00) each on the 1st day of each and every month, and additional rental as set out in the lease.  The foregoing rental is based upon an annual rate of $3.50 per square foot times the Rentable Area of the Premises of 30,120 square feet.

3.                                       For the period commencing November 1, 2000 to October 31, 2001, annual basic rent in the amount of ONE HUNDRED AND TWELVE THOUSAND, NINE HUNDRED AND FIFTY DOLLARS ($112,950.00) of lawful money of Canada payable in advance in equal monthly installments of NINE THOUSAND, FOUR HUNDRED AND TWELVE DOLLARS AND FIFTY CENTS ($9,412.50) each on the 1st day of each and every month, and additional rental as set out in the lease.  The foregoing rental is based upon an annual rate of $3.75 per square foot times the Rentable Area of the Premises of 30,120 square feet.

4.                                       For the period commencing November 1, 2001 to October 31, 2002, annual basic rent in the amount of ONE HUNDRED AND TWENTY THOUSAND, FOUR HUNDRED AND EIGHTY DOLLARS ($120,480.00) of lawful money of Canada payable in advance in equal monthly installments of TEN THOUSAND, FORTY DOLLARS ($10,040.00) each on the 1st day of each and every month, and additional rental as set out in the lease.  The foregoing rental is based upon an annual rate of $4.00 per square foot times the Rentable Area of the Premises of 30,120 square feet.

5.                                       For the period commencing November 1, 2002 to October 31, 2003, annual basic rent in the amount of ONE HUNDRED AND TWENTY-EIGHT THOUSAND, AND TEN DOLLARS ($128,010.00) of lawful money of Canada payable in advance in equal monthly installments of TEN THOUSAND, SIX HUNDRED AND SIXTY-SEVEN DOLLARS AND FIFTY CENTS ($10,667.50) each on the 1st day of each and every month, and additional rental as set out in the lease.  The foregoing rental is based upon an annual rate of $4.25 per square foot times the Rentable Area of the Premises of 30,120 square feet.

6.                                       For the period commencing November 1, 2003 to October 31, 2004, annual basic rent in the amount of ONE HUNDRED AND THIRTY-FIVE THOUSAND, FIVE HUNDRED AND FORTY DOLLARS ($135,540.00) of lawful money of Canada payable in advance in equal monthly installments of ELEVEN THOUSAND, TWO HUNDRED AND NINETY-FIVE DOLLARS ($11,295.00) each on the 1st day of each and every month, and additional rental as set out in the lease.  The foregoing rental is based upon an annual rate of $4.50 per square foot times the Rentable Area of the Premises of 30,120 square feet.

Subject to and with the benefits of the same covenants on the part of the Landlord and the Tenant respectively and the like provisos and conditions in all respects (including the provisos for reentry) as are contained in the Original Lease, save as herein otherwise provided and save for any Landlord’s Work, Tenant inducements of any kind Extension Option, Expansion Option and the Landlord’s covenant for extension, if any.

7.                                       It is agreed and understood that in consideration of the Landlord continuing to hold the deposit in the amount of ELEVEN THOUSAND, SIX HUNDRED AND FOUR DOLLARS AND FIFTEEN CENTS ($11,604.15) in accordance with the Original Lease dated November 4, 1994, that this deposit shall be applied toward the last months rental of the Extended Term of the Original Lease.

8.                                       It is understood and agreed that all options or rights contained or referred to herein are personal to KILIAN MANUFACTURING, a division of INGERSOLL-RAND CANADA INC., and are non-assignable, or transferable to any assignee or sub-lessee without the prior written approval of the Landlord.

9.                                       The Landlord and the Tenant mutually covenant and agree that they will respectively perform and observe the several covenants, provisos and stipulations expressed in the Original Lease including, without limitations, the obligations to repair, to repair according to notice in writing and to leave the Premises in good repair as fully as if the said covenants, provisos and stipulations had been repeated herein in full with such modifications only as are necessary to make them applicable to this Extension Agreement and as if the Term of this Extension Agreement had commenced on the commencement

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date of the Original Lease.

IN WITNESS WHEREOF the parties hereto have caused their hands and seals to be hereunto affixed under the hands of their proper officers duly authorized in that behalf.

The Corporate Seal of J.E.R. QUEENSWAY, U.L.C.

By:
Authorized Signing Officer

By:
Authorized Signing Officer

I/We authority to bind the corporation.

The Corporate Seal of KILIAN MANUFACTURING, a division of INGERSOLL-RAND CANADA INC. was hereunto affixed in the presence of

By:
Authorized Signing Officer

By:
Authorized Signing Officer

I/We authority to bind the corporation.

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